UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Adi Mor as Chief Executive Officer to Replace Dr. Dale Pfost

On June 1, 2023, the board of directors (the “Board”) of Chemomab Therapeutics Ltd. (the “Company” or “Chemomab”) appointed Dr. Adi Mor, co-founder of the Company, a current class III member of the Board and the Company’s Chief Scientific Officer, as Chief Executive Officer of the Company to replace Dr. Dale Pfost, effective as of the same date.

Below is certain biographical information about Dr. Mor:

Dr. Adi Mor is the co-founder of Chemomab Ltd., the wholly-owned subsidiary of the Company, and served as Chemomab Ltd.’s Chief Executive Officer, Chief Scientific Officer and a member of Chemomab Ltd.’s board of directors from its formation in 2011 until the Chemomab Ltd. - Anchiano Therapeutics Ltd. merger that was consummated on March 16, 2021 (the “Merger”). Dr. Mor previously served as Chief Executive Officer of the Company through October 25, 2021. Dr. Mor has in-depth knowledge in immunology focusing on rare diseases and broad experience in designing, developing and patenting a novel class of monoclonal antibodies to treat inflammatory and fibrotic diseases. Dr. Mor received her Ph.D. in immunology from Tel Aviv University in the Department of Neurobiochemistry in Israel and is the lead author of numerous scientific journal publications regarding immunology and inflammatory disorders.

The Board, upon the recommendation of the compensation committee, will decide Dr. Mor's compensation in connection with her new role as Chief Executive Officer on a future date, which compensation will be subject to shareholder approval under the Israeli Companies Law, 5759-1999 (the “Companies Law”). The Company will disclose such compensation in a subsequent SEC report.

In connection with his replacement as Chief Executive Officer, on June 1, 2023, Dr. Dale Pfost agreed to step down from his position on the Board, including in his capacity as Chairman of the Board, effective as of the same date (the “Pfost Effective Date”). The foregoing decision was not due to any disagreements on any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Pfost being replaced by Dr. Mor, subject to his execution of an effective separation and release agreement (the “Pfost Separation Agreement”) and compliance with certain restrictive covenants set forth in the Pfost Separation Agreement, Dr. Pfost will be entitled to receive the following severance payments and benefits under his employment agreement with Chemomab Therapeutics, Inc., the wholly-owned subsidiary of the Company (the “US Subsidiary”), dated September 1, 2021 (the “Pfost Employment Agreement”):

•	An amount in cash equal to Dr. Pfost’s base salary for a period of 12 (twelve) months following the Pfost Effective Date;

•	Acceleration of vesting of all time-based stock option awards granted to Dr. Pfost under the Company’s 2015 Share Incentive Plan (the “Plan”); and

•	Payment of an amount equal to the full premium cost of Dr. Pfost’s participation in the COBRA plan during the twelve (12) month period following the Pfost Effective Date.

Appointment of Ms. Sigal Fattal as Chief Financial Officer to Replace Mr. Donald Marvin

On June 1, 2023, the Board appointed Ms. Sigal Fattal, the VP of Finance of the Company, as the Chief Financial Officer of the Company to replace Mr. Donald Marvin, effective as of the same date.

Below is certain biographical information about Ms. Fattal:

Sigal Fattal previously served as Chemomab Ltd.’s interim Chief Financial Officer from October 2020 until the Merger and continued in that capacity for the Company following the Merger until November 8, 2021, following which she became the Company’s VP of Finance. Prior to joining Chemomab Ltd., from March 2017 to December 2019, Ms. Fattal served as Chief Financial Officer at BiomX (NYSE American: PHGE), a clinical stage microbiome product discovery company. Prior to joining BiomX, Ms. Fattal served as Chief Financial Officer at Evogene (Nasdaq and TASE: EVGN), a computational biology company, from 2013 to 2016. Prior to that time, Ms. Fattal served in multiple financial and operational executive roles in various companies. Ms. Fattal also currently serves as co-founder of Simbiz, which was started in September 2020 and which offers one-stop-shop corporate services to startup companies. Ms. Fattal is a certified CPA (Isr.), and holds a BA in Accounting and Economics, and an MBA, both from Tel Aviv University.

The Board, upon the recommendation of the compensation committee, will decide Ms. Fattal’s compensation in connection with her new role as Chief Financial Officer on a future date, which the Company will disclose in a subsequent SEC report.

In connection with Mr. Marvin being replaced by Ms. Fattal, subject to his execution and non-revocation of an effective separation and release agreement (the “Marvin Separation Agreement”) and compliance with certain restrictive covenants set forth in the Marvin Separation Agreement, Mr. Marvin will be entitled to receive the following severance payments and benefits under his employment agreement with the US Subsidiary, dated November 8, 2021 (the “Marvin Employment Agreement”):

•	An amount in cash equal to Mr. Marvin’s base salary for a period of 12 (twelve) months following the Marvin Effective Date;

•	Acceleration of vesting of the time-based stock option awards granted to Mr. Marvin under the Plan due to vest on or before December 31, 2023; and

•	Payment of an amount equal to the full premium cost of Mr. Marvin’s participation in the COBRA plan during the twelve (12) month period following the Marvin Effective Date.

Appointment of Dr. Nissim Darvish as Chairman of the Board

On June 1, 2023, the Board appointed Dr. Nissim Darvish, a class I member of the Board, as Chairman of the Board, effective as of the same date. Dr. Darvish also serves as chairman of the compensation committee of the Board and is a member of the corporate governance and nominating committee of the Board.

Below is certain biographical information about Dr. Darvish:

Nissim Darvish, M.D., Ph.D. has served on our Board since March 16, 2021. Dr. Darvish is a General Partner at Eliraz ventures, a venture capital fund under formation. Dr. Darvish currently serves as a director of several private companies. Prior to his current position, Dr. Darvish served as a Venture Partner at OrbiMed Israel and as a member of the boards of directors of 9 Meters Biopharma Inc. and Medigus Ltd. Previously, Dr. Darvish was employed at Pitango Venture Capital, where he was a General Partner managing life sciences investments. He was also the founder and CEO of Impulse Dynamics, where he oversaw a $250 million realization event. Dr. Darvish obtained his M.D. and Ph.D. in Biophysics and Physiology from the Technion in Israel, and subsequently conducted his post-doctoral research at NIH. He has published over 100 patents and authored over 20 publications.

The Board, upon the recommendation of the compensation committee, may determine to provide Dr. Darvish with additional compensation in connection with his role as chairman of the Board, which compensation will be subject to shareholder approval under the Companies Law. In the event the Board decides to accord Dr. Darvish additional compensation, the Company will disclose such additional compensation in a subsequent SEC report.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing changes to the executive team, including the departures of Dr. Pfost as Chief Executive Officer and a member of the Board, and Mr. Marvin, as Chief Financial Officer, Executive Vice President and Chief Operating Officer, and the appointment of Dr. Mor as Chief Executive Officer and Sigal Fattal as Chief Financial Officer, is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 5, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: June 5, 2023	By:	/s/ Dr. Adi Mor
Name: Dr. Adi Mor
Title: Chief Executive Officer, Chief Scientific Officer and Director